EXHIBIT 10.3

AMENDMENT NO. 3
TO
HARRIS CORPORATION
1997 DIRECTORS’ DEFERRED COMPENSATION
AND ANNUAL STOCK UNIT AWARD PLAN

     WHEREAS, Harris Corporation, a Delaware corporation (the “Company”), has heretofore adopted and maintains the Harris Corporation 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (the “Plan”) to provide certain benefits to the members of the Company’s Board of Directors who are not employees of the Company (capitalized terms not defined in this amendment having the meanings ascribed to them in the Plan); and

     WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

     WHEREAS, the American Jobs Creation Act of 2004 added a new Section 409A of the Code which is effective for amounts deferred after December 31, 2004, under certain deferred compensation plans and for amounts deferred under certain non-qualified deferred compensation plans that were in existence on October 3, 2004, and that are materially modified thereafter in a manner not permitted under guidance to be published by the U.S. Treasury Department; and

     WHEREAS, the Company desires that all compensation deferred by members of the Board of Directors of the Company under the Plan not be subject to Section 409A of the Code; and

     WHEREAS, the Company therefore desires to amend the Plan to cease all deferrals of Director Compensation and awards of Annual Units provided under the Plan, effective as of December 31, 2004.

     NOW, THEREFORE, pursuant to the power of amendment contained in Section 12 of the Plan, the Plan hereby is amended, effective as of December 31, 2004, as follows:

     1. Section 1 of the Plan hereby is amended to add the following sentence at the end thereof:

Effective as of December 31, 2004, no further deferrals of Director Compensation shall be permitted and no further awards of Annual Units shall be granted under the Plan.

     2. Section 3 of the Plan hereby is amended to add the following new subsection (d):

     (d) Notwithstanding the foregoing provisions of this Section 3 and any provision in the Plan to the contrary, no deferrals of Director Compensation shall be permitted for calendar years commencing after December 31, 2004.

     3. Section 5 of the Plan hereby is amended to add the following new subsection (c):

     (c) Cessation of Annual Unit Awards. Notwithstanding the foregoing provisions of this Section 5 and any provision in the Plan to the contrary, no awards of Annual Units shall be granted after December 31, 2004.

     APPROVED AND AUTHORIZED BY THE BOARD OF DIRECTORS this 3rd day of December, 2004.

HARRIS CORPORATION

/s/ Howard Lance
Howard L. Lance
Chairman of the Board,
President and Chief Executive Officer

ATTEST:

/s/ Scott T. Miknen
Corporate Secretary